Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Reports Second Quarter 2026 Financial Results

CANTON, Mass., (August 6, 2026) -- Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine and tissue innovations company focused on empowering healing through the development, manufacture, and sale of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today reported financial results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Results Summary:

•
Net revenue of $42.8 million for the second quarter of 2026, a decrease of $58.0 million compared to net revenue of $100.8 million for the second quarter of 2025. Net revenue for the second quarter of 2026 consists of:
o
Net revenue from Advanced Wound Care products of $36.1 million, a decrease of 61% from the second quarter of 2025.
o
Net revenue from Surgical & Sports Medicine products of $6.7 million, a decrease of 18% from the second quarter of 2025.
•
Net loss of $96.3 million for the second quarter of 2026, compared to a net loss of $9.4 million for the second quarter of 2025, an increase in net loss of $86.9 million.
•
Adjusted net loss of $89.0 million for the second quarter of 2026, compared to an adjusted net loss of $7.5 million for the second quarter of 2025, an increase in adjusted net loss of $81.5 million.
•
Adjusted EBITDA loss of $34.4 million for the second quarter of 2026, compared to Adjusted EBITDA loss of $3.6 million for the second quarter of 2025, an increase in EBITDA loss of $30.7 million.

"We are encouraged by signs of measured improvement in business trends in the second quarter, though the pace of recovery from the significant market contraction is slower than we expected," said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. "Our business is built on efficacy and outcomes, and that is driving our expanding share as the market resets and customers turn to solutions they can trust. We remain convinced that we occupy the strongest long-term position and will remain the leader with the best evidence-based regenerative medicine products, while advancing the ReNu program to unlock new markets for the company."

Second Quarter 2026 Financial Results:

	Three Months Ended June 30,		Change
	2026	2025	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$36,146	$92,696	$(56,550)	(61%)
Surgical & Sports Medicine	6,659	8,083	(1,424)	(18%)
Net product revenue	$42,805	$100,779	$(57,974)	(58%)

Net product revenue for the second quarter of 2026 was $42.8 million, compared to $100.8 million for the second quarter of 2025, a decrease of $58.0 million, or 58%. The decrease in net product revenue was driven by a decrease of $56.6 million, or 61%, in net product revenue for Advanced Wound Care products.

Gross profit for the second quarter of 2026 was $19.1 million, or 45% of net product revenue, compared to $73.1 million, or 73% of net product revenue for the second quarter of 2025, a decrease of $54.0 million, or 74%.

Operating expenses for the second quarter of 2026 were $94.7 million compared to $113.6 million for the second quarter of 2025, a decrease of $18.8 million, or 17%. Cost of goods sold was $23.7 million for the second quarter of 2026, compared to $27.6 million for the second quarter of 2025, a decrease of $4.0 million, or 14%. Selling, general and administrative expenses were $54.0 million for the second quarter of 2026, compared to $73.8 million for the second quarter of 2025, a decrease of $19.8 million, or 27%. R&D expense was $18.3 million for the second quarter of 2026, compared to $10.4 million for the second quarter of 2025, an increase of $7.9 million, or 76%.

Operating loss for the second quarter of 2026 was $51.0 million, compared to an operating loss of $12.6 million for the second quarter of 2025, an increase in operating loss of $38.4 million.

Total other income, net, for the second quarter of 2026 was $0.1 million, compared to $0.7 million for the second quarter of 2025, a decrease of $0.6 million.

Net loss for the second quarter of 2026 was $96.3 million, or $(0.77) per share, compared to net loss of $9.4 million, or $(0.10) per share, for the second quarter of 2025, an increase in net loss of $86.9 million, or $(0.67) per share.

Adjusted net loss was $89.0 million for the second quarter of 2026, compared to adjusted net loss of $7.5 million for the second quarter of 2025, an increase in adjusted net loss of $81.5 million.

Adjusted EBITDA loss was $34.4 million for the second quarter of 2026, compared to Adjusted EBITDA loss of $3.6 million for the second quarter of 2025, an increase in adjusted EBITDA loss of $30.7 million.

Non-GAAP operating loss was $41.1 million for the second quarter of 2026, compared to non-GAAP operating loss of $10.0 million for the second quarter of 2025, an increase in non-GAAP operating loss of $31.1 million.

Six Months ended June 30,2026 Financial Results:

	Six Months Ended June 30,		Change
	2026	2025	$	%
	(in thousands, except for percentages)
Advanced Wound Care	$65,628	$172,623	$(106,995)	(62%)
Surgical & Sports Medicine	13,427	14,849	(1,422)	(10%)
Net product revenue	$79,055	$187,472	$(108,417)	(58%)

Net product revenue for the six months ended June 30, 2026 was $79.1 million, compared to $187.5 million for the six months ended June 30, 2025, a decrease of $108.4 million, or 58%. The decrease in net product revenue was driven by a decrease of $107.0 million, or 62%, in net product revenue for Advanced Wound Care products.

Gross profit for the six months ended June 30, 2026 was $29.6 million, or 37% of net product revenue, compared to $136.1 million, or 73% of net product revenue for the six months ended June 30, 2025, a decrease of $106.5 million, or 78%.

Operating expenses for the six months ended June 30, 2026 were $200.9 million compared to $227.0 million for the six months ended June 30, 2025, a decrease of $26.2 million, or 12%. Cost of goods sold was $49.4 million for the six months ended June 30, 2026, compared to $51.4 million for the six months ended June 30, 2025, a decrease of $1.9 million, or 4%. Selling, general and administrative expenses were $119.2 million for the six months ended June 30, 2026, compared to $146.3 million for the six months ended June 30, 2025, a decrease of $27.2 million, or 19%. R&D expense was $33.5 million for the six months ended June 30, 2026, compared to $21.0 million for the six months ended June 30, 2025, an increase of $12.4 million, or 59%.

Operating loss for the six months ended June 30, 2026 was $119.9 million, compared to an operating loss of $39.3 million for the six months ended June 30, 2025, an increase in operating loss of $80.6 million.

Total other income, net, for the six months ended June 30, 2026 was $0.5 million, compared to $1.7 million for the six months ended June 30, 2025, a decrease of $1.2 million.

Net loss for the six months ended June 30,2026 was $149.4 million, or $(1.21) per share, compared to net loss of $28.2 million, or $(0.27) per share, for the six months ended June 30, 2025, an increase in net loss of $121.2 million, or $(0.94) per share.

Adjusted net loss was $132.8 million for the six months ended June 30, 2026, compared to adjusted net loss of $20.9 million for the six months ended June 30, 2025, an increase in adjusted net loss of $111.8 million.

Adjusted EBITDA loss was $82.5 million for the six months ended June 30, 2026, compared to Adjusted EBITDA loss of $16.2 million for the six months ended June 30, 2025, an increase in adjusted EBITDA loss of $66.4 million.

Non-GAAP operating loss was $97.1 million for the six months ended June 30, 2026, compared to non-GAAP operating loss of $29.3 million for the six months ended June 30, 2025, an increase in non-GAAP operating loss of $67.7 million.

As of June 30, 2026, the Company had $46.8 million in cash, cash equivalents and restricted cash and no outstanding debt obligations, compared to $94.3 million in cash, cash equivalents and restricted cash and no outstanding debt obligations as of December 31, 2025.

Fiscal Year 2026 Outlook:

For the year ending December 31, 2026, the Company now expects:

•
Total net revenue between $179.0 million and $215.0 million, representing a decline in the range of 62% to 68%, as compared to total net revenue of $564.2 million for the year ended December 31, 2025.
o
Our updated total revenue guidance continues to reflect the expectation that we see sequential improvement in our revenue trends in the in the third and fourth quarters, however, at a more measured rate versus what our prior guidance assumed, resulting in a second half revenue decline in the range of approximately 64% to 74% year over year, and compared to our prior guidance range which assumed a decline in the range of 45% to 52% year-over-year.

Second Quarter Earnings Conference Call:

Management will host a conference call at 5:00 p.m. Eastern Time on August 6th to discuss the results of the quarter, and to provide a corporate update with a question and answer session. Those who would like to participate may access the live webcast here, or access the teleconference here. The live webcast can also be accessed via the company’s website at investors.organogenesis.com. The webcast will be archived on the company website for approximately one year.

ORGANOGENESIS HOLDINGS INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$46,097	$93,679
Restricted cash	747	652
Accounts receivable, net	100,937	217,451
Inventories, net	29,280	29,627
Asset held for sale	3,613	2,425
Prepaid expenses and other current assets	19,628	18,354
Total current assets	200,302	362,188
Property and equipment, net	101,531	103,711
Intangible assets, net	3,004	9,145
Goodwill	28,772	28,772
Operating lease right-of-use assets, net	49,912	55,749
Deferred tax asset, net	—	29,962
Other assets	22,925	9,203
Total assets	$406,446	$598,730
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity
Current liabilities:
Current portion of finance lease obligations	$859	$9,435
Current portion of operating lease obligations - related party	4,647	4,258
Current portion of operating lease obligations	3,807	4,949
Accounts payable	29,291	31,949
Accrued expenses and other current liabilities	18,359	49,533
Total current liabilities	56,963	100,124
Finance lease obligations, net of current portion	10,820	12,788
Operating lease obligations, net of current portion - related party	25,738	28,237
Operating lease obligations, net of current portion	21,079	22,470
Other liabilities	3,714	1,193
Total liabilities	118,314	164,812
Commitments and contingencies (Note 15)

Series A redeemable convertible preferred stock, $0.0001 par value; 130,000 shares authorized, issued and outstanding; liquidation preference of $147,963 and $142,217 at June 30, 2026 and December 31, 2025, respectively.	139,864	133,789

Stockholders’ equity:
Preferred stock, $0.0001 par value; 870,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value; 400,000,000 shares authorized; 129,403,096 and 127,680,424 shares issued; 128,674,548 and 126,951,876 shares outstanding at June 30, 2026 and December 31, 2025, respectively.	13	13
Additional paid-in capital	300,756	303,194
Accumulated deficit	(152,501)	(3,078)
Total stockholders’ equity	148,268	300,129
Total liabilities, redeemable convertible preferred stock, and stockholders' equity	$406,446	$598,730

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Net product revenue	$42,805	$100,779	$79,055	$187,472
Grant income	950	226	1,928	226
Total revenue	43,755	101,005	80,983	187,698
Operating expenses:
Cost of goods sold	23,673	27,630	49,445	51,353
Selling, general and administrative	53,965	73,810	119,151	146,319
Research and development	18,297	10,395	33,458	21,035
Fair value adjustment to assets held for sale	(1,188)	1,746	(1,188)	8,313
Total operating expenses	94,747	113,581	200,866	227,020
Loss from operations	(50,992)	(12,576)	(119,883)	(39,322)
Other income, net:
Interest income, net	138	669	518	1,630
Other income (expense), net	(26)	73	12	75
Total other income, net	112	742	530	1,705
Net loss before income taxes	(50,880)	(11,834)	(119,353)	(37,617)
Income tax benefit (expense)	(45,387)	2,442	(30,070)	9,382
Net loss and comprehensive loss	(96,267)	(9,392)	(149,423)	(28,235)
Accretion of redeemable convertible preferred stock to redemption value	(170)	(129)	(329)	(250)
Cumulative dividend on redeemable convertible preferred stock	(2,902)	(2,681)	(5,746)	(5,308)
Net loss attributable to common stockholders	$(99,339)	$(12,202)	$(155,498)	$(33,793)
Net loss per share:
Basic and diluted	$(0.77)	$(0.10)	$(1.21)	$(0.27)
Weighted-average common shares outstanding:
Basic and diluted	128,674,548	126,853,536	128,238,204	126,576,130

ORGANOGENESIS HOLDINGS INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(amounts in thousands, except share and per share data)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(149,423)	$(28,235)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,842	7,178
Amortization of intangible assets	6,141	1,683
Reduction in the carrying value of right-of-use assets	4,974	4,077
Non-cash interest expense	181	139
Deferred tax expense (benefit)	29,962	(2,292)
Provision recorded for credit losses	(2,975)	3,116
Loss on disposal of property and equipment	395	44
Adjustment for excess and obsolete inventories	8,259	6,093
Stock-based compensation	6,688	5,909
Fair value adjustment to assets held for sale	(1,188)	8,313
Changes in operating assets and liabilities:
Accounts receivable	119,489	(13,637)
Inventories	(11,812)	(15,892)
Prepaid expenses and other current assets and other assets	4,810	(12,942)
Operating leases	(3,780)	(4,147)
Accounts payable	(1,398)	1,637
Accrued expenses and other current liabilities	(29,281)	(13,886)
Other liabilities	590	34
Net cash used in operating activities	(10,526)	(52,808)
Cash flows from investing activities:
Purchases of property and equipment	(4,246)	(7,264)
Net cash used in investing activities	(4,246)	(7,264)
Cash flows from financing activities:
Payments of withholding taxes in connection with RSUs vesting	(3,051)	(1,796)
Proceeds from the exercise of stock options	—	25
Principal repayments of finance lease obligations	(10,188)	(573)
Construction of landlord assets, net of tenant allowance	(19,476)	—
Net cash used in financing activities	(32,715)	(2,344)
Change in cash, cash equivalents and restricted cash	(47,487)	(62,416)
Cash, cash equivalents, and restricted cash, beginning of period	94,331	136,151
Cash, cash equivalents, and restricted cash, end of period	$46,844	$73,735
Supplemental disclosure of cash flow information:
Supplemental disclosure of non-cash investing and financing activities:
Accretion to redemption value and cumulative dividends on redeemable convertible preferred stock	$6,075	$5,558
Change in purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$(379)	$(38)
Landlord asset additions included in accounts payable and accrued expenses and other current liabilities, net of tenant allowances	$3,704	$—
Right-of-use assets obtained through finance lease obligations	$(357)	$—
Right-of-use assets obtained through operating lease obligations	$—	$1,815

Non-GAAP Financial Measures

Our management uses financial measures that are not in accordance with generally accepted accounting principles in the United States, or GAAP, in addition to financial measures in accordance with GAAP to evaluate our operating results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with GAAP. Our management uses Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) to evaluate our operating performance and trends and make planning decisions. Our management believes Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) help identify underlying trends in our business that could otherwise be masked by the effect of the items that we exclude. Accordingly, we believe that Adjusted EBITDA, adjusted net income (loss) and non-GAAP operating income (loss) provide useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and prospects, and allowing for greater transparency with respect to key financial metrics used by our management in its financial and operational decision-making.

Adjusted EBITDA

Adjusted EBITDA consists of GAAP net loss excluding: (i) interest (income) expense, net, (ii) income tax (benefit), (iii) depreciation and amortization, (iv) amortization of intangible assets, (v) stock-based compensation expense, and (vi) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net loss to non-GAAP EBITDA and non-GAAP Adjusted EBITDA, for the periods presented:

`	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited, in thousands)
Net loss	$(96,267)	$(9,392)	$(149,423)	$(28,235)
Interest income, net	(138)	(669)	(518)	(1,630)
Income tax (benefit) expense	45,387	(2,442)	30,070	(9,382)
Depreciation and amortization	3,668	3,734	7,842	7,178
Amortization of intangible assets (1)	433	841	6,141	1,683
EBITDA	(46,917)	(7,928)	(105,888)	(30,386)
Stock-based compensation expense	3,052	2,542	6,688	5,909
Inventory write-downs (2)	—	—	3,327	—
Restructuring charge (3)	5,099	—	8,957	—
Fair value adjustment to assets held for sale (4)	(1,188)	1,746	(1,188)	8,313
R&D program termination costs (5)	5,588	—	5,588	—
Adjusted EBITDA	$(34,366)	$(3,640)	$(82,516)	$(16,164)
(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.
(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.
(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $5.1 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a building sold in July 2026 classified as held for sale.
(5)
Amount reflects termination costs associated with various R&D programs and vendors.

Adjusted Net Loss

Adjusted net loss is defined as GAAP net loss plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below, less the estimated tax on these adjustments.

The following table presents a reconciliation of GAAP net loss to non-GAAP adjusted net loss, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited, in thousands)
Net loss	$(96,267)	$(9,392)	$(149,423)	$(28,235)
Amortization of intangible assets (1)	433	841	6,141	1,683
Inventory write-downs (2)	—	—	3,327	—
Restructuring charge (3)	5,099	—	8,957	—
Fair value adjustment to assets held for sale (4)	(1,188)	1,746	(1,188)	8,313
R&D program termination costs (5)	5,588	—	5,588	—
Tax on above	(2,682)	(698)	(6,163)	(2,699)
Adjusted net loss	$(89,017)	$(7,503)	$(132,761)	$(20,938)

(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.
(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.
(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $5.1 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a building sold in July 2026 classified as held for sale.
(5)
Amount reflects termination costs associated with various R&D programs and vendors.

Non-GAAP Operating Loss

Non-GAAP operating loss is defined as GAAP loss from operations plus (i) amortization of intangible assets and (ii) additional infrequently occurring adjustments described in more detail below.

The following table presents a reconciliation of GAAP net loss from operations to non-GAAP operating loss, for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited, in thousands)
Loss from operations	$(50,992)	$(12,576)	$(119,883)	$(39,322)
Amortization of intangible assets (1)	433	841	6,141	1,683
Inventory write-downs (2)	—	—	3,327	—
Restructuring charge (3)	5,099	—	8,957	—
Fair value adjustment to assets held for sale (4)	(1,188)	1,746	(1,188)	8,313
R&D program termination costs (5)	5,588	—	5,588	—
Non-GAAP operating loss	$(41,060)	$(9,989)	$(97,058)	$(29,326)
(1)
Amount includes $4.9 million accelerated amortization of intangible assets due to a facility closure.
(2)
Amount reflects inventory write-down adjustments for excess and obsolete inventory resulting from LCD regulatory changes of $3.3 million.

(3)
Amount reflects employee severance and benefits as well as other exit costs associated with the Company’s restructuring activities of $5.1 million and inventory write-down adjustments for excess and obsolete inventory resulting from a facility closure of $1.0 million.
(4)
Amount reflects the fair value adjustment of a building sold in July 2026 classified as held for sale.
(5)
Amount reflects termination costs associated with various R&D programs and vendors.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the Company’s expected revenue, competitive positioning and long-term opportunities. Forward-looking statements with respect to the operations of the Company, strategies, prospects, and other aspects of the business of the Company are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products, particularly in light of CMS’ updated 2026 Medicare reimbursement and coverage changes; (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company’s ability to raise funds to expand its business; (6) the Company has incurred losses in the prior periods and may incur losses in the future; (7) changes in applicable laws or regulations; (8) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (9) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (10) the Company’s ability to build out its Smithfield, Rhode Island facility on time and on budget; (11) whether the Company is able to obtain regulatory approval for and successfully commercialize ReNu; and (12) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2025 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine and tissue innovations company focused on empowering healing through the development, manufacture, and sale of solutions for the Advanced Wound Care and Surgical & Sports Medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

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